EXHIBIT 21.1

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                         Subsidiaries of the Registrant


Subsidiary                              Place of Incorporation             D/B/A Name
-------------------------------------------------------------------------------------------------------

Personics Corporation                   Delaware, USA                      Personics Corporation

DATAWATCH GmbH                          Germany                            DATAWATCH GmbH

Pole Position Software GmbH*            Germany                            Pole Position Software GmbH

WorkGroup Systems Limited               England and Wales                  WorkGroup Systems Limited

WorkGroup Systems GmbH**                Germany                            WorkGroup Systems GmbH

WorkGroup Systems SARL**                France                             WorkGroup Systems SARL

WorkGroup Systems Pty Ltd.**            Australia                          WorkGroup Systems Pty Ltd.

Guildsoft Holdings Limited              England and Wales                  Guildsoft Holdings Limited

Guildsoft Limited ***                   England and Wales                  Guildsoft Limited


*        All of the shares of capital stock of Pole Position Software GmbH are owned by DATAWATCH GmbH.

**       All of the shares of capital stock of WorkGroup Systems GmbH, WorkGroup Systems SARL, and WorkGroup Systems
         Pty Ltd. are owned by WorkGroup Systems Limited

***      All of the shares of capital stock of Guildsoft Limited are owned by Guildsoft Holdings Limited.

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